atlanticblue

December 3, 2009

Board of Directors of Alico, Inc.
Alico, Inc.
P.O. Box 338
Labelle, FL 33975

Dear Board of Directors:

For many years, Atlantic Blue Group, Inc. ("Atlanticblue") has been supportive of appropriate governance standards and practices regarding its relationship with Alico, Inc. ("Alico"). Our most recent undertaking to you is contained in our letter to you dated September 29, 2006, a copy of which is attached. Atlanticblue would like to advise the Board of Directors of Alico that, effective 30 days from the date hereof, Atlanticblue's commitments to Alico will consist of the following:

Atlanticblue commits that unless and until Atlanticblue has given Alico 30 days prior written notice, Atlanticblue will:

1.
Vote its shares of common stock at Alico's annual shareholder meeting to elect director nominees such that a majority of Alico's Board of Directors is comprised of directors who are "independent" as defined in Nasdaq Rule 5605(a)(2).

2.	Not acquire, through open market or private purchases, more than 55% of Alico's outstanding common stock on a fully diluted basis.

3.
Not engage in any related party transaction with Alico or any of its subsidiaries unless such transaction is approved by a majority of the independent directors on Alico's Board of Directors (or a committee of Alico's Board of Directors comprised entirely of independent directors).

In accordance with the applicable rules and regulations of the United States Securities and Exchange Commission, Atlanticblue will disclose the contents of this letter in an Amendment to its Schedule 13D.

Sincerely,

ATLANTIC BLUE GROUP, INC.

JD Alexander President and CEO

787022.01-Chicago Server 2A - MSW

mail P.O. Box 1318   |     Lake Wales, Florida 33859-1318
location 122 East Tillman Avenue        Lake Wales, Florida 33853
voice 863.679.9595   |    fax 863.678.0934   |    www.atlanticblue.us

Atlantic Blue Trust, Inc.
122 East Tillman Avenue
Lake Wales, Florida 33853
Phone: 863-679-9595
Fax: 863-678-0934

September 29, 2006

Board of Directors of Alico, Inc. Alico, Inc. P.O. Box 338 LaBelle, FL 33977

Directors:

Atlantic Blue Trust, Inc. ("ABT") remains fully supportive of reasonable and appropriate governance standards and practices as we indicated to you in our letter of March 18, 2005 (copy attached). In this regard, ABT would like to advise the Board of Directors of Alico, Inc. ("Alico") of certain ABT commitments to Alico to take effect following the normal date for Alico's 2007 annual shareholders meeting. Following such date, ABT commits that unless and until ABT has given Alico 30 days prior written notice, ABT will:

1.
Vote its shares of common stock at Alico's annual shareholder meeting to elect director nominees such that a majority of Alico's Board of Directors is comprised of directors who are "independent" as defined in Nasdaq Rule 4200.

2.	Not acquire, through open market or private purchases, more than 55% of Alico's outstanding common stock on a fully diluted basis.

3.
Not engage in any related party transaction with Alico or any of its subsidiaries unless such transaction is approved by a majority of the independent directors on Alico's Board of Directors (or a committee of Alico's Board of Directors comprised entirely of independent directors).

4.	Keep separate the Chairman and CEO, President and CFO of Alico and the Chairman and CEO, President and CFO of ABT, so that the top executive officer at each company is a different individual.

September 29, 2006
Board of Directors of Alico, Inc.

Alico agrees to do everything reasonable and appropriate so as to slate and support the election to its Board of Directors of an individual proposed by ABT. At this time, ABT would like to propose Mr. Robert Viguet to serve on the Board of Alico and hereby requests that he be elected to the Board of Alico immediately and be slated for election as a director of Alico at the 2007 annual shareholders meeting. Alico hereby agrees to do so and to waive the relevant provision of ABT's letter of March 18, 2005 for this purpose.

In accordance with the applicable rules and regulations of the United States Securities and Exchange Commission, ABT will disclose the contents of this letter agreement in an Amendment to its Schedule 13D.

Sincerely,

ATLANTIC BLUE TRUST, INC.

By:	/s/ J.D. Alexander
President and Chief Executive Officer

Accepted and agreed to:

ALICO, INC.

By:
Dan L. Gunter
President and Chief Operating Officer

September 29, 2006
Board of Directors of Alico, Inc.

Alico agrees to do everything reasonable and appropriate so as to slate and support the election to its Board of Directors of an Individual proposed by ABT. At this time, ABT would like to propose Mr. Robert Viguet to serve on the Board of Alico and hereby requests that he be elected to the Board of Alico immediately and be slated for election as a director of Alico at the 2007 annual shareholders meeting. Alico hereby agrees to do so and to waive the relevant provision of ABT's letter of March 18, 2005 for this purpose.

In accordance with the applicable rules and regulations of the United States Securities and Exchange Commission, ABT will disclose the contents of this letter agreement in an Amendment to its Schedule 13D.

Sincerely,

ATLANTIC BLUE TRUST, INC,

By:
J.D. Alexander
President and Chief Executive Officer

Accepted and agreed to:

ALICO, INC.

By:	/s/ Dan L. Gunter
Dan L. Gunter
President and Chief Operating Officer